                                                                    Exhibit 4.01





================================================================================





                                CREDIT AGREEMENT



                                  by and among



                             UNICAPITAL CORPORATION,
                                  as Borrower,


                       NATIONSBANK, NATIONAL ASSOCIATION,
                             as Agent and as Lender

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME




                                  June 10, 1998





================================================================================

                                TABLE OF CONTENTS

                                                                                   Page

                                    ARTICLE I

                              Definitions and Terms

1.1.         Definitions..............................................................2
1.2.         Rules of Interpretation.................................................32

                                   ARTICLE II

                          The Revolving Credit Facility

2.1.         Revolving Loans.........................................................34
2.2.         Payment of Interest.....................................................36
2.3.         Payment of Principal....................................................36
2.4.         Manner of Payment.......................................................38
2.5.         Notes...................................................................38
2.6.         Pro Rata Payments.......................................................38
2.7.         Reductions..............................................................38
2.8.         Conversions and Elections of Subsequent Interest Periods................39
2.9.         Increase and Decrease in Amounts........................................40
2.10.        Unused Fee..............................................................40
2.11.        Deficiency Advances; Failure to Purchase Participations.................40
2.12.        Use of Proceeds.........................................................41
2.13.        Swing Line..............................................................41

                                   ARTICLE III

                                Letters of Credit

3.1.         Letters of Credit.......................................................43
3.2.         Reimbursement...........................................................43
3.3.         Letter of Credit Facility Fees..........................................46
3.4.         Administrative Fees.....................................................47

                                   ARTICLE IV

                                    Security

4.1.         Security................................................................48
4.2.         Stock and Equity Interest Pledge........................................48
4.3.         Guaranty................................................................48

4.4.         Security Interests......................................................48
4.5.         Pledge and Subordination of Intercompany Notes..........................49
4.6.         Intellectual Property Security Agreement................................49
4.7.         Further Assurances......................................................49
4.8.         Information Regarding Collateral........................................49
4.9.         Termination in Connection with Permitted Sales and Securitizations......50

                                    ARTICLE V

                             Change in Circumstances

5.1.         Increased Cost and Reduced Return.......................................51
5.2.         Limitation on Types of Loans............................................52
5.3.         Illegality..............................................................52
5.4.         Treatment of Affected Loans.............................................53
5.5.         Compensation............................................................53
5.6.         Taxes...................................................................54
5.7.         Syndication Costs.......................................................55

                                   ARTICLE VI

             Conditions to Making Loans and Issuing Letters of Credit

6.1.         Conditions of Initial Advance...........................................56
6.2.         Conditions of Revolving Loans and Letter of Credit......................58

                                   ARTICLE VII

                         Representations and Warranties

7.1.         Organization and Authority..............................................60
7.2.         Loan Documents..........................................................60
7.3.         Solvency................................................................61
7.4.         Subsidiaries and Stockholders...........................................61
7.5.         Ownership Interests.....................................................61
7.6.         Financial Condition.....................................................61
7.7.         Title to Properties.....................................................62
7.8.         Taxes...................................................................62
7.9.         Other Agreements........................................................62
7.10.        Litigation..............................................................63
7.11.        Margin Stock............................................................63
7.12.        Investment Company......................................................63
7.13.        Patents, Etc............................................................63
7.14.        No Untrue Statement.....................................................63

7.15.        No Consents, Etc........................................................64
7.16.        Employee Benefit Plans..................................................64
7.17.        No Default..............................................................65
7.18.        Environmental Laws......................................................65
7.19.        Employment Matters......................................................65
7.20.        RICO....................................................................66
7.21.        Year 2000 Compliance....................................................66

                                  ARTICLE VIII

                              Affirmative Covenants

8.1.         Financial Reports, Etc..................................................67
8.2.         Maintain Properties.....................................................68
8.3.         Existence, Qualification, Etc...........................................69
8.4.         Regulations and Taxes...................................................69
8.5.         Insurance...............................................................69
8.6.         True Books..............................................................69
8.7.         Right of Inspection.....................................................69
8.8.         Observe all Laws........................................................69
8.9.         Governmental Licenses...................................................70
8.10.        Covenants Extending to Other Persons....................................70
8.11.        Officer's Knowledge of Default..........................................70
8.12.        Suits or Other Proceedings..............................................70
8.13.        Notice of Environmental Complaint or Condition..........................70
8.14.        Environmental Compliance................................................70
8.15.        Environmental Indemnification...........................................71
8.16.        Further Assurances......................................................71
8.17.        Employee Benefit Plans..................................................71
8.18.        Continued Operations....................................................72
8.19.        New Subsidiaries........................................................72
8.20.        Year 2000 Compliance  ..................................................74
8.21.        Lease Receivables   ....................................................74
8.22.        Repayment of Loans and Investments......................................75

                                   ARTICLE IX

                               Negative Covenants

9.1.         Financial Covenants.....................................................76
9.2.         Acquisitions............................................................76
9.3.         Liens...................................................................77
9.4.         Indebtedness............................................................78
9.5.         Transfer of Assets......................................................78

9.6.         Investments.............................................................79
9.7.         Merger or Consolidation.................................................80
9.8.         Restricted Payments.....................................................80
9.9.         Transactions with Affiliates............................................80
9.10.        Compliance with ERISA...................................................80
9.11.        Fiscal Year.............................................................81
9.12.        Dissolution, etc........................................................81
9.13.        Limitations on Sales and Leasebacks.....................................81
9.14.        Change in Control.......................................................82
9.15.        Rate Hedging Obligations................................................82
9.16.        Negative Pledge Clauses.................................................82
9.17.        Compensation; Reimbursement of Expenses; Earnouts.......................82
9.18.        Prepayments, Etc. of Indebtedness.......................................82

                                    ARTICLE X

                       Events of Default and Acceleration

10.1.        Events of Default.......................................................83
10.2.        Agent to Act............................................................86
10.3.        Cumulative Rights.......................................................86
10.4.        No Waiver...............................................................86
10.5.        Allocation of Proceeds..................................................86

                                   ARTICLE XI

                                    The Agent

11.1.        Appointment, Powers, and Immunities.....................................88
11.2.        Reliance by Agent.......................................................88
11.3.        Defaults................................................................89
11.4.        Rights as Lender........................................................89
11.5.        Indemnification.........................................................89
11.6.        Non-Reliance on Agent and Other Lenders.................................90
11.7.        Resignation of Agent....................................................90
11.8.        Sharing of Payments, etc................................................90
11.9.        Fees....................................................................91

                                   ARTICLE XII

                                  Miscellaneous

12.1.        Assignments and Participations..........................................92
12.2.        Notices.................................................................93

12.3.        Right of Set-off; Adjustments...........................................95
12.4.        Survival................................................................95
12.5.        Expenses................................................................96
12.6.        Amendments and Waivers..................................................96
12.7.        Counterparts............................................................96
12.8.        Termination.............................................................97
12.9.        Indemnification; Limitation of Liability................................97
12.10.       Severability............................................................98
12.11.       Entire Agreement........................................................98
12.12.       Agreement Controls......................................................98
12.13.       Usury Savings Clause....................................................98
12.14.       GOVERNING LAW; WAIVER OF JURY TRIAL.....................................99
12.15.       Payments...............................................................100
12.16.       Confidentiality........................................................100
12.17.       Intercreditor Agreement................................................101

EXHIBIT A                  Applicable Commitment Percentages........................A-1
EXHIBIT B                  Form of Assignment and Acceptance........................B-1
EXHIBIT C                  Notice of Appointment (or Revocation) of Authorized
                           Representative...........................................C-1
EXHIBIT D-1                Form of Borrowing Notice...............................D-1-1
EXHIBIT D-2                Form of Borrowing Notice--Swing Line Loans.............D-2-1
EXHIBIT E                  Form of Interest Rate Selection Notice...................E-1
EXHIBIT F-1                Form of Revolving Note.................................F-1-1
EXHIBIT F-2                Form of Swing Line Note................................F-2-1
EXHIBIT G                  Form of Opinion of Borrower's Counsel....................G-1
EXHIBIT H                  Compliance Certificate...................................H-1
EXHIBIT I                  Form of Guaranty Agreement...............................I-1
EXHIBIT J                  Form of Security Agreement...............................J-1
EXHIBIT K                  Form of Intercompany Note Pledge Agreement...............K-1
EXHIBIT L                  Form of Intercompany Note Subordination Agreement........L-1
EXHIBIT M                  Form of Pledge Agreement.................................M-1
EXHIBIT N                  Form of Intellectual Property Security Agreement.........N-1
EXHIBIT O                  Form of Asset Ceiling Certificate........................O-1
EXHIBIT P                  Form of LC Account Agreement.............................P-1

Schedule 4.8               Information Regarding Collateral.........................S-1
Schedule 7.4               Subsidiaries and Investments in Other Persons............S-2
Schedule 7.7               Liens....................................................S-3
Schedule 7.8               Tax Matters..............................................S-4
Schedule 7.10              Litigation...............................................S-5
Schedule 7.18              Environmental Matters....................................S-6

                                CREDIT AGREEMENT


             THIS CREDIT AGREEMENT, dated as of June 10, 1998 (the "Agreement"), is made by and among UNICAPITAL CORPORATION, a Delaware corporation having its principal place of business in Miami, Florida (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.7, the "Agent");

                              W I T N E S S E T H:

             WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $300,000,000, the proceeds of which are to be used for general corporate purposes including permitted acquisitions and working capital as set forth in Section 2.12 hereof and which shall include a letter of credit facility of up to $50,000,000 for the issuance of standby and commercial letters of credit and a swing line sublimit of up to $15,000,000; and

             WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

             NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

             1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                           "Acquisition" means the acquisition of (i) a
             controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

                           "Adjusted Consolidated EBITDA" means, with respect to
             the Borrower and its Subsidiaries for any Applicable Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, adjusted to exclude non-cash gains on sales of leases of equipment and of equipment, and the non-cash portion of any Residual Realization, (ii) Adjusted Consolidated Interest Expense, (iii) taxes on income, (iv) amortization of intangible assets, (v) depreciation on assets not subject to operating leases, and (vi) the amount of any credit loss chargeable to Consolidated Net Income but not actually incurred during the Applicable Period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to a Permitted Acquisition that is accounted for as a "purchase," for the four Four-Quarter Periods ending next following the date of such Permitted Acquisition, Adjusted Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Permitted Acquisition had been consummated as a "pooling of interests."

                           "Adjusted Consolidated Fixed Charge Ratio" means,
             with respect to the Borrower and its Subsidiaries for any Applicable Period ending on the date of computation thereof, the ratio of (i) Adjusted Consolidated EBITDA plus Consolidated Lease Payments for such period less (without duplication) Capital Expenditures for such period less cash taxes, to (ii) Adjusted Consolidated Fixed Charges for such period.

                           "Adjusted Consolidated Fixed Charges" means, with
             respect to Borrower and its Subsidiaries for any Applicable Period ending on the date of computation thereof, the sum of, without duplication, (i) Adjusted Consolidated Interest Expense, (ii) required principal payments on Recourse Indebtedness, (iii) Consolidated Lease Payments for such period and (iv) the cash portion of any earnouts paid during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to a Permitted Acquisition that is accounted for as a "purchase," for the four Four-Quarter Periods ending next following the date of such Permitted Acquisition, Adjusted Consolidated Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Permitted Acquisition had been consummated as a "pooling of interests."

                           "Adjusted Consolidated Indebtedness" means, with
             respect to the Borrower and its Subsidiaries for any fiscal period ending on the date of computation thereof, Consolidated Indebtedness for such period, adjusted to exclude all Non-Recourse Indebtedness.

                           "Adjusted Consolidated Interest Expense" means, with
             respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries with respect to Recourse Indebtedness, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Recourse Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                           "Adjusted Consolidated Net Worth" means, with respect
             to the Borrower and its Subsidiaries on the date of computation thereof, Consolidated Net Worth less the then-current net book value of all assets acquired or created after the Closing Date which would be treated as intangible assets, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                           "Advance" means a borrowing under the Revolving
             Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                           "Aircraft Facility" means the $300,000,000 revolving
             credit facility made pursuant to the Aircraft Facility Credit Agreement.

                           "Aircraft Facility Credit Agreement" means that
             certain Aircraft Facility Credit Agreement of even date herewith by and among NationsBank, as Agent and as Lender, each of the Lenders and certain Special Purpose Subsidiaries.

                           "Aircraft Special Purpose Subsidiary" means any
             Special Purpose Subsidiary which is at the time of determination a borrower under the Aircraft Facility Credit Agreement.

                           "Aircraft Special Purpose Subsidiary Owner " means
             any Person that owns an equity or beneficial interest in any Aircraft Special Purpose Subsidiary.

             "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower; provided, however, at the time the Borrower registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                           "Applicable Commitment Percentage" means, with
             respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 12.1.

                           "Applicable Lending Office" means, for each Lender
             and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

                           "Applicable Margin" means that percent per annum set
             forth below, which shall be based upon the Consolidated Leverage Ratio for the Applicable Period most recently ended as specified below:

                                                                                        Applicable
                                                                                          Margin
                                                                                          ------
                   Consolidated
                     Leverage                                   Base                             Eurodollar
                       Ratio                                    Rate                                Rate
                  ------------                                  ----                             ----------
                  Less than or equal to
                  1.00 to 1.00                                  .50%                                 1.50%

                  Less than or equal to
                  2.00 to 1.00 and
                  greater than 1.00 to 1.00                    1.00%                                 2.00%

                  Greater than 2.00 to 1.00                    1.50%                                 2.50%
                  (subject to the limitation
                  set forth in Section 9.1(b))
                               ---------------

         The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the first Business Day following the date such certificate is received until the first Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur (each, a "Compliance Date"); provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.1, then the Applicable Margin shall be 1.50% for Base Rate Loans and 2.50% for Eurodollar Rate Loans until the appropriate certificate is so delivered. Notwithstanding the foregoing, however, from the Closing Date to the second Compliance Date following the Closing Date, the Applicable Margin shall be no less than 1.00% for Base Rate Loans and 2.00% for Eurodollar Rate Loans.

                  "Applicable Period" means (i) for the fiscal quarter of the Borrower and its Subsidiaries ending June 30, 1999 and each fiscal quarter of the Borrower and its Subsidiaries thereafter, a Four-Quarter Period, and (ii) for the fiscal quarters of the Borrower and its Subsidiaries ending September 30, 1998, December 31, 1998, and March 31, 1999 the one, two and three fiscal quarter periods ending on such dates. For purposes of determining the Consolidated Leverage Ratio and the Adjusted Consolidated Fixed Charge Ratio for the one, two or three fiscal quarter periods of the Borrower and its Subsidiaries ending September 30, 1998, December 31, 1998 and March 31, 1999, Adjusted Consolidated EBITDA and Adjusted Consolidated Fixed Charges shall be determined by multiplying the Adjusted Consolidated EBITDA and Adjusted Consolidated Fixed Charges (other than required principal payments) for such periods by four, two and four-thirds, respectively. Commencing with the fiscal quarter ending June 30, 1999 and thereafter, such ratios shall be calculated for a Four-Quarter Period.

                  "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Applicable Period most recently ended as specified below:

                  Consolidated                                   Applicable
                    Leverage                                       Unused
                     Ratio                                          Fee
                  -------------                                  ----------
                  Less than or equal to 1.00 to 1.00                .375%

                  Less than or equal to
                  2.00 to 1.00 and
                  greater than 1.00 to 1.00                         .450%

                  Greater than 2.00 to 1.00                         .500%
                  (subject to Section 9.1(b))
                              ---------------

         The Applicable Unused Fee shall be established at each Determination Date. Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 8.1(a)(ii) and Section 8.1(b)(ii), subject to review and approval of such computations by the Agent and shall be effective commencing on the first Business Day following the date such certificate is received until the first Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.1, then the Applicable Unused Fee shall be .500% until the appropriate certificate is so delivered. Notwithstanding the foregoing, however, from the Closing Date to the second Compliance Date following the Closing Date, the Applicable Unused Fee shall be no less than .450%.

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

                  "Asset Ceiling" means, at any date of determination, 90% of the book value of Unencumbered Assets plus $15,000,000, in each case determined pursuant to the most recent certificate of the Borrower prepared in accordance with Section 8.1(e) hereof.

                  "Asset Ceiling Certificate" means the certificate delivered by the Borrower pursuant to Section 8.1(e) hereof, in the form of Exhibit O.

                  "Asset Disposition" means any voluntary disposition, whether by sale, lease or transfer, other than as permitted under Section 9.5 hereof, of (a) any of the assets, excluding cash and cash equivalents, of the Borrower or its Subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to a Guarantor).

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

                  "Authorized Representative" means any of the President or any Vice President of the Borrower or, with respect to financial matters, the chief financial officer or Treasurer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

                  "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings.

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

                  "Borrower's Account" means a demand deposit account number 3751028367 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits D-1 and D-2, respectively.

                  "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

                  "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

                  "Change of Control" means, at any time:

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Exchange Act) other than those Persons set forth on Schedule 1.1 who own on the Closing Date more than 20% of the Voting Stock either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                           (ii) during any period of up to 12 consecutive
                  months, commencing on the Closing Date, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                           (iii) any Person or two or more Persons acting in
                  concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

                  "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 6.1 have been satisfied.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

                  "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

                  "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements referred to in Section 7.6(a).

                  "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries, all determined on a consolidated basis.

                  "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

                  "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) the sum of (without duplication) Adjusted Consolidated Indebtedness (determined as at such date) to (ii) Adjusted Consolidated EBITDA (for the Applicable Period ending on (or most recently ended prior to) such date).

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 9.1(a) hereof) as income:
         (i) net gains on the sale, conversion or other disposition of capital assets (for purposes of this clause (i), capital assets shall not include sales of leases or portfolios of leases, related equipment, aircraft and engines, and other assets purchased and sold in the ordinary course of business), (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that for purposes of determining compliance with the provisions of Section 9.1(a) hereof, there shall be disregarded any increase in Consolidated Net Income upon giving effect to any Acquisition which results from the treatment of such Acquisition as a "pooling of interests" although such Acquisition was a "purchase" transaction for GAAP purposes.

                  "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, Letters of Credit and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness
                  or such obligation of the primary obligor against loss in respect thereof.

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or Article III of one Type of Loan into another Type of Loan.

                  "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and
         (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction,
         (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average closing price of the Borrower's capital stock as quoted by the New York Stock Exchange for the ten trading days ending on and including the third trading day prior to the closing of such Acquisition, and (II) with respect to shares that are not freely tradeable, as determined by a committee composed of the disinterested members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 8.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by a committee composed of the disinterested members of the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 8.1(a), and
         (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

                  "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, and Reimbursement Obligations, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

                  "Defaulted Receivable" means, a lease receivable arising under any Equipment Lease: (i) as to which any payment remains unpaid for 180 consecutive days or more from the original due date for such lease receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the obligor thereof; (iii) which has been identified by any of the parties to either the Lease Facility Credit Agreement or the Transfer and Administration Agreement as uncollectible; or (iv) which, consistent with the credit and collection policy of the holder thereof, should be written off as uncollectible.

                  "Determination Date" has the meaning set forth in the definition of Applicable Margin.

                  "Direct Foreign Subsidiary" means any Foreign Subsidiary that is a direct Subsidiary of the Borrower or any Domestic Subsidiary.

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

                  "Domestic Subsidiary" means a Subsidiary which is organized under the laws of one of the states or territories comprising the United States of America.

                  "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (a) Government Securities;

                           (b) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (c) interest bearing demand or time deposits issued
                  by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P or "A-3" or better by Moody's;

                           (d) Repurchase Agreements;

                           (e) Municipal Obligations;

                           (f) Pre-Refunded Municipal Obligations;

                           (g) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                           (h) tax-exempt or taxable adjustable rate preferred
                  stock issued by a Person having a rating of its long term unsecured debt of "A-" or better by S&P or "A-3" or better by Moody's; and

                           (i) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

                  "Equipment Lease" means any lease, installment sale or secured financing of equipment or other personal property by the Borrower or any Subsidiary, as lessor, seller or lender, to any Person, whether such lease, sale or financing is originated by the Borrower or any Subsidiary, or acquired by the Borrower or any Subsidiary.

                  "Equity Offering" means a public or private offering of equity securities (including, without limitation, any security or investment exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive, equity securities) of the Borrower or any Subsidiary.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and
         (c) of the Code.

                  "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

         Eurodollar     =        Interbank Offered Rate        +    Applicable
                              ---------------------------
          Rate                  1-  Reserve Requirement               Margin

                  "Event of Bankruptcy" means, with respect to any Person: (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person (and, if instituted against such Person, shall not have been dismissed within 60 days of its being instituted) seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; or (iii) if such Person is a corporation, such Person shall take any corporate action to authorize any of the actions set forth in clauses
         (i) or (ii).

                  "Event of Default" means any of the occurrences set forth as such in Section 10.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

                  "Excluded Property" means, collectively, any property of the Borrower or its Subsidiaries identified as Excluded Property in any Security Instrument.

                  "Excluded Residual Interest" means the Residual Interest in any Equipment or Equipment Lease which is (i) owned by a Special Purpose Subsidiary while participating in the Aircraft Facility, or
         (ii) an asset securing any Indebtedness under this Agreement.

                  "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings, together with all accrued and unpaid interest thereon, except for such issued and undrawn Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 10.1(B), (b) all Swap Agreements that include any Lender shall have been terminated, expired or cash collateralized (unless such Lender shall otherwise consent), (c) all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                  "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia.

                  "Founding Companies" means, collectively, American Capital Resources, Inc.; Boulder Capital Group, Inc.; CLA Holdings, Inc.; Cauff, Lippman Aviation, Inc.; Jacom Computer Services, Inc.; K.L.C., Inc.; Matrix Funding Corporation; MFA Acquisition Corp.; Municipal Capital Markets Group, Inc.; The NSJ Group, Inc.; PFSC Acquisition Corp.; PFSC

         Limited Acquisition Corp.; Portfolio Financial Servicing Company, L.P.; Varilease Corporation; and The Walden Asset Group, Inc.

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "Guarantors" means, at any date, the Founding Companies, any Subsidiary that is not a Special Purpose Subsidiary (other than an Aircraft Special Purpose Subsidiary or an Aircraft Special Purpose Subsidiary Owner) and all Aircraft Special Purpose Subsidiaries and Aircraft Special Purpose Subsidiary Owners.

                  "Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 8.19, as the same may be amended, modified or supplemented.

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations (but excluding for purposes of determining compliance with Section 9.1 hereof, Obligations of the Borrower arising under the Aircraft

         Facility Credit Agreement) and any other item which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves or deferred compensation obligations.

                  "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed included on such Person's balance sheet in accordance with GAAP, including without limitation all of that portion of obligations with respect to Capital Leases which in accordance with GAAP is required to be classified as a liability on a balance sheet and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

                  "Intellectual Property Assignments" means those certain Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached as Exhibit A to Exhibit N hereto, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or restated.

                  "Intellectual Property Security Agreement" means collectively (or individually as the context may indicate), (i) the Intellectual Property Security Agreement dated as of the date hereof by the Loan Parties to the Agent, and (ii) any additional Intellectual Property Security Agreement delivered to the Agent pursuant to Section 8.19, as hereafter modified, amended or supplemented from time to time.

                  "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Intercompany Advance" means a loan or advance heretofore or hereafter made by the Borrower or a Guarantor to the Borrower or a Guarantor which is evidenced by an Intercompany Note in which the Agent has a valid, duly perfected, first priority Lien under the Intercompany Note Pledge Agreement, and the repayment of which is subordinated to the rights of the Agent and the Lenders under the Loan Documents in accordance with the provisions set forth in the Intercompany Notes or in the Intercompany Note Subordination Agreement.

                  "Intercompany Notes" means, collectively, (i) the promissory notes heretofore issued and described on Schedule A to the Intercompany Note Pledge Agreement, (ii) promissory notes hereafter issued and outstanding from time to time evidencing the Intercompany Advances and
         (iii) promissory notes hereafter issued and outstanding from time to time in accordance with the requirements of Section 9.6(g), 9.6(h) or 9.6(j).

                  "Intercompany Note Holder" means, at any date, the Borrower and any Guarantor who has extended any Intercompany Advance that remains outstanding at such date.

                  "Intercompany Note Pledge Agreement" means, collectively (or individually as the context may indicate) (i) that certain Intercompany Note Pledge Agreement of even date herewith among the Borrower, certain Subsidiaries and the Agent, substantially in the form of Exhibit K, and
         (ii) any other Intercompany Note Pledge Agreement in the form of Exhibit K delivered to the Agent pursuant to Section 8.19, pursuant to which the Agent is granted a Lien in the Intercompany Notes held by such Intercompany Note Holder, in each case as the same may be amended, supplemented or restated from time to time.

                  "Intercompany Note Subordination Agreement"means the Subordination Agreement dated as of the date hereof between the Borrower, certain Subsidiaries of the Borrower and the Agent in the form of Exhibit L, as hereafter modified, amended or supplemented from time to time.

                  "Intercompany Note Subordination Supplement" means any supplement to the Intercompany Note Subordination Agreement in the form of Exhibit A to Exhibit L hereto, with appropriate revisions as to the identity of the Subordinated Creditor, delivered to the Agent pursuant to Section 8.19, Article IV or any other provision of this Agreement, as modified, amended or supplemented from time to time.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of June 10, 1998 among the Agent, for itself and on behalf of the Lenders, and NationsBank as agent for itself and on behalf of the "lenders" (as defined in the Aircraft Facility Credit Agreement).

                  "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrower's option, on the date one week (to the extent reasonably available to each of the Lenders) or one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                            (i) if the Authorized Representative fails to notify
                  the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Eurodollar Rate Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Rate Loan
                  would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                           (iii) any Interest Period (other than an Interest
                  Period of one week) which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no Interest Period shall extend past the Stated
                   Termination Date; and

                           (v) there shall not be more than ten (10) Interest
                   Periods in effect on any day.

                  "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

                  "IPSA Supplement" means any supplement to the Intellectual Property Security Agreement in the form of Exhibit B to Exhibit N, with appropriate revisions as to the identity of the grantor, as amended, modified or supplemented from time to time.

                  "Issuing Bank" means NationsBank as issuer of Letters of Credit under Article III.

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Issuing Bank, in the form of Exhibit P, as amended, modified or supplemented from time to time.

                  "Lease Facility Credit Agreement" means that certain Loan and Security Agreement entered into or to be entered into by and among NationsBank, as agent, each of the "Bank Investors" from time to time party thereto, Kitty Hawk Funding Corporation and Portfolio Financial Servicing Company, as "Master Servicer."

                  "Lease Receivable Financing Facility" means the lease receivable financing facility made pursuant to the Lease Facility Credit Agreement.

                  "Lease Receivable Purchase Facility" means the lease receivable purchase facility made pursuant to the Transfer and Administration Agreement.

                  "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

                  "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

                  "Letter of Credit Facility" means the facility described in
         Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

                  "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                  "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility and includes Swing Line Loans, as the context may require.

                  "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Guaranty, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

                  "Loan Parties" means the Borrower and each Guarantor.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any of the Loan Parties to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

                  "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

                  "NationsBank" means NationsBank, National Association and its successors.

                  "Net Proceeds" (a) from any Equity Offering means cash payments received by the Borrower therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Borrower or a Subsidiary therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such sale, (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed and (iv) all costs incurred to sell, transfer or dispose of an asset at or about the time such asset is sold, transferred or disposed of.

                  "NMS" means NationsBanc Montgomery Securities LLC and its successors.

                  "Non-Aircraft Special Purpose Subsidiary" means a Special Purpose Subsidiary that is not an Aircraft Special Purpose Subsidiary or an Aircraft Special Purpose Subsidiary Owner.

                  "Non-Recourse Indebtedness" means Indebtedness arising under the Lease Receivable Purchase Facility and Indebtedness that is not Recourse Indebtedness as to which recourse is limited to specific assets which have been pledged to secure such Non-Recourse

         Indebtedness; provided that to the extent any Indebtedness is partially Recourse Indebtedness (as set forth in the definition of "Recourse Indebtedness"), this definition shall only include that portion of such Indebtedness that is not Recourse Indebtedness.

                  "Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders substantially in the form of Exhibit F-1 and evidencing Swing Line Loans executed and delivered to NationsBank substantially in the form of Exhibit F-2.

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement unless otherwise agreed to by such Lender, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NMS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

                  "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

                  "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

                  "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

                  "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings, and Revolving Credit Outstandings on such date.

                  "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

                  "Permitted Acquisition" means an Acquisition where (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Agent (A) the financial statements for the twelve (12) months ended as of the end of the most recently completed Fiscal Year of the Person to be acquired (or whose assets are to be acquired) and an interim financial statement for such Person for the period since such fiscal year end, provided such interim period shall cover, at a minimum, the period from the prior fiscal year end through the month end no less than 60 days prior to the signing of the letter of intent with such Person, and (B) a certificate in the Form of Exhibit H prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would have existed as of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered pursuant to either
         Section 8.1(a) or (b) had the Acquisition been completed by the end of the such quarter, provided that to the extent the interim statement of such Person is for a period of less than four fiscal quarters, Borrower shall create a pro forma twelve month income statement for the Person to be acquired by annualizing the results of operations of the Person being acquired (or whose assets are to be acquired) for the period for which interim financial statements are available, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary), (iv) either (A) the Person acquired shall become a Guarantor and shall satisfy all requirements of a Guarantor under Section 8.19, or (B) the Person acquired shall be a Qualified Special Purpose Subsidiary or Special Purpose Subsidiary that is not an Aircraft Special Purpose Subsidiary and such Subsidiary shall be a wholly-owned Subsidiary of a Person that shall satisfy all requirements of a Guarantor under Section 8.19, and (v) either (A) the cash portion of the Cost of Acquisition is equal to or less than 10% of Consolidated Net Worth, or (B) the Cost of Acquisition is equal to or less than 20% of Consolidated Net Worth;

                  "Permitted Liens" means collectively each of the Liens set forth in Sections 9.3(a)-(h), inclusive.

                  "Permitted Receivables Sales Transaction" means the Lease Receivable Purchase Facility and other sales and assignments of Equipment Leases and underlying equipment by the Borrower or any Subsidiary in the ordinary course of business to the extent treated as sales in accordance with GAAP and which transactions shall either (i) be on such terms and subject to such terms and conditions as shall be reasonably acceptable to the Agent or
         (ii) be at an advance rate greater than or equal to 85% of the net present value of the portion of the Equipment Lease being sold or assigned; provided, however, that to the extent any portion or component of such transaction is treated as indebtedness in accordance with GAAP and such indebtedness constitutes Non-Recourse Indebtedness, such portion of the transaction shall be deemed to be a Permitted Receivables Secutitization.

                  "Permitted Receivables Securitization" means the Lease Receivable Finance Facility and other limited recourse sales, transfers and assignments of Equipment Leases and underlying equipment by the Borrower or any Subsidiary to one or more Special Purpose Subsidiaries or other parties, the proceeds of which shall be made available to the Borrower or such Subsidiary either (i) in such amounts and on such terms and conditions as shall be reasonably acceptable to the Agent or
         (ii) at an advance rate greater than or equal to 85% of the net present value of the portion of the Equipment Lease being sold, assigned or transferred.

                  "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Pledge Agreement dated as of the date hereof substantially in the form of Exhibit M among the Borrower, certain Subsidiaries of the Borrower and the Agent for the benefit of the Agent and the Lenders, (ii) any additional Pledge Agreement delivered to the Agent pursuant to Section 8.19, and (iii) any Pledge Agreement Supplement delivered to the Agent, all as hereafter amended, supplemented or replaced from time to time.

                  "Pledge Agreement Supplement" means a supplement to the Pledge Agreement substantially in the form of Exhibit A to Exhibit M, with appropriate revisions as to the identity of the Pledgor.

                  "Pledged Interests" shall have the meaning therefor provided in the Pledge Agreement.

                  "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

                  "Principal Office" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

                  "Pro Forma Historical Statements" means (i) unaudited pro forma (x) combined balance sheet and (y) combined statement of operations of the Borrower and the Founding Companies, (ii) the balance sheet of the Borrower at December 31, 1997, and (iii) financial statements of the Founding Companies, all as set forth in the Registration Statement.

                  "Qualified Special Purpose Subsidiary" means any Non-Aircraft Special Purpose Subsidiary (i) that is a wholly-owned Subsidiary of a Guarantor, all of which Guarantor's stock has been pledged to the Agent, (ii) that has as its only assets aircraft and aircraft engines,
         (iii) that has no Indebtedness other than Indebtedness incurred in financing the acquisition of assets permitted in clause (ii) hereof,
         (iv) that has purposes restricted by its Organizational Documents to the ownership, operation and financing of the assets permitted in clause (ii) hereof, and (v) all of the ownership interests of which either (a) have been pledged to the Agent by the owner of such interests to secure such owner's obligations under its Guaranty, or (b) are not permitted to be pledged by the lender financing the acquisition of the assets permitted in clause (ii) hereof.

                  "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

                  "Recourse Indebtedness" means Indebtedness of the Borrower or a Subsidiary the source of payment of which is not wholly limited to the proceeds realized by the holder of such Indebtedness from the sale or disposition of the assets of the obligor of such Indebtedness pledged to secure such Indebtedness, but for which the obligor may have recourse to the Borrower or a Guarantor; provided, however, that in the case of Indebtedness for which the source of payment is partially limited to the proceeds realized by the holder of such Indebtedness from the sale or disposition of the assets of the obligor, this term shall only include that portion of such Indebtedness that is not so limited, and the remaining portion of such Indebtedness so limited shall be "Non-Recourse Indebtedness" as defined above.

                  "Registration Statement" means the Borrower's Registration Statement on Form S-1 Registration No. 333-46603, as filed with the Securities and Exchange Commission on February 20, 1998, as amended, including all documents incorporated therein by reference.

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive after the Closing Date regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

                  "Related Acquisitions" means the acquisition by the Borrower of the Founding Companies in accordance with the terms of the Related Acquisition Agreements, and further described in the Registration Statement.

                  "Related Acquisition Agreements" means, collectively, those merger agreements by and among the Borrower, the Founding Companies and their stockholders and partners, together with all schedules, annexes and exhibits thereto, as any of the same may be amended or supplemented.

                  "Related Acquisition Transaction Documents" means the Related Acquisition Agreements and each document, agreement, instrument, opinion or certificate incorporated therein or delivered in connection therewith, including in each case all annexes, schedules and exhibits thereto, as any of the same may be amended or supplemented.

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations are rated either "A" by S&P or "A-2" by Moody's, or whose commercial paper is rated either "A-1" by S&P or "P-1" by Moody's.

                  "Required Lenders" means, (i) as of any date on which there is only one Lender, that Lender; and (ii) as of any date on which there is more than one Lender, Lenders on such date having Credit Exposures (as defined below) aggregating more than 66.67% of the aggregate Credit Exposures of all Lenders on such date, but in no event fewer than two Lenders. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (ii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus
         (iii) the amount of such Lender's Applicable Commitment Percentage of Swing Line Loans; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment, as applicable, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Letter of Credit Outstandings shall be deemed to be held by Issuing Bank and (C) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

                  "Residual Interest" means, with respect to any Equipment or Equipment Lease any interest, whether by way of a beneficial interest in a trust, residual interest in leased equipment, a residual certificate or otherwise.

                  "Residual Realization" means, with respect to the disposition of any Residual Interest, the net proceeds received by the Borrower or any Subsidiary upon such disposition.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or a Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

                  "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

                  "Revolving Credit Facility" means the facility described in
         Article II hereof providing for Revolving Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment less all Letter of Credit Outstandings and Swing Line Outstandings.

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

                  "Revolving Credit Termination Date" means the earlier of (i) the Stated Termination Date or (ii) such date of termination of Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest thereon.

                  "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Article II.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

                  "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrower to the Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 8.19, as hereafter modified, amended or supplemented from time to time.

                  "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Intellectual Property Assignment, any IPSA Supplement, the LC Account Agreement, the Intercompany Note Pledge Agreement, the Intercompany Note Subordination Agreement, any Intercompany Note Subordination Supplement, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                            (i) the fair value of its assets (both at fair
                  valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                            (ii) it is then able and expects to be able to pay
                  its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Special Purpose Subsidiary" means a Subsidiary of the Borrower or another Subsidiary or a UniCapital Subsidiary Trust (as defined in the Aircraft Facility Credit Agreement) established in order to facilitate the financing or sale of specific assets owned by such Subsidiary.

                  "Stated Termination Date" means June 10, 2001 or such later date as the parties may agree pursuant to Section 2.13.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

                  "Swap Agreement" means one or more agreements between the Borrower or a Subsidiary and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person, which agreements create Rate Hedging Obligations.

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to Section 2.13.

                  "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to Section 2.13.

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

                  "Swing Line Refunding Loan" means any Revolving Loan made to pay NationsBank in respect of Swing Line Outstandings.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or
         (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
         Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

                  "Total Letter of Credit Commitment" means an amount not to exceed $50,000,000.

                  "Total Revolving Credit Commitment" means a principal amount equal to $300,000,000, as reduced from time to time in accordance with
         Section 2.7.

                  "Transfer and Administration Agreement" means that certain Transfer and Administration Agreement entered into or to be entered into by and among NationsBank, as agent, each of the "Bank Investors" from time to time party thereto each of the "Transferors" from time to time party thereto, Kitty Hawk Funding Corporation and Portfolio Financial Servicing Company, as "Master Servicer".

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

                  "Unencumbered Assets" means those tangible and intangible assets (other than (i) goodwill, (ii) retained certificates, (iii) property, plant and equipment not held for lease or sale or formerly held for lease or sale and (iv) all Residual Interests) of the Borrower and the Guarantors, including without limitation lease receivables, notes receivables and equipment held for sale, that are not subject to any Lien other than Liens created under the Security Instruments in favor of the Agent and the Lenders; provided, however, with respect to any Equipment Lease, (i) if any of the equipment, the related lease agreement or any lease receivable thereunder is subject to a Lien other than Liens created under the Security Interests in favor of the Agent and the Lenders, or (ii) if the lease receivable arising under such Equipment Lease is a Defaulted Receivable under either the Lease Receivable Financing Facility or the Lease Receivable Purchase Facility, then none of such related equipment, lease agreement or lease receivable shall be an Unencumbered Asset.

                  "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Working Capital Loan" means any Advance permitted under
         Section 2.12 hereof, the proceeds of which are to be used for general working capital needs of the Borrower or a Subsidiary.

                  "Working Capital Outstandings" means, as of any date of determination, the aggregate principal amount of all Working Capital Loans then outstanding.

                  "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly data-sensitive functions involving all dates on and after January 1, 2000.

                  "Year 2000 Problem" means the risk that computer applications used by the Borrower and any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly data-sensitive functions involving certain dates on and after January 1, 2000.

         1.2.     Rules of Interpretation.

                  (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

                  (b) Each term defined in Article 1 or 9 of the Florida Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

                  (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

                  (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                  (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

                  (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

                  (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                  (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                  (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

                  (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

                  (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                          The Revolving Credit Facility

         2.1.     Revolving Loans.

                  (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, (x) the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment, (y) the amount of Working Capital Outstandings plus Letter of Credit Outstandings plus the aggregate principal amount of Swing Line Loans outstanding constituting Working Capital Loans shall not exceed the Asset Ceiling, and (z) the amount of Swing Line Outstandings shall not exceed $15,000,000. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Revolving Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5.

                  (b) Amounts. Except as otherwise permitted by the Lenders from time to time, (x) the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the Total Revolving Credit Commitment, (y) the amount of Working Capital Outstandings plus Letter of Credit Outstandings less the aggregate principal amount of Swing Line Refunding Loans outstanding shall not exceed at any time the Asset Ceiling, and (z) the amount of Swing Line Outstandings shall not exceed $15,000,000. In the event there shall be at any time any such excess under (x), (y) or (z) above outstanding, the Borrower shall immediately make such payments and prepayments in such amounts as shall be necessary to comply with the restrictions set forth in this Section 2.1(b). Each Loan hereunder, other than Base Rate Refunding Loans, and each Conversion under Section 2.8, shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000.

                  (c) Advances. (i) An Authorized Representative shall give the Agent (A) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Revolving Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from Base Rate Loans to

Eurodollar Rate Loans) prior to 10:30 A.M., and (B) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall specify the amount of the borrowing, the Type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

         (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

         (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than ten (10) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the Borrower shall be deemed to have elected to Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8.

         (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall Continue as, a Base Rate Loan unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8.

         2.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

                  (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Revolving Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

         2.3. (a) Payment of Principal. The principal amount of each Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 5.5. All prepayments of Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit

Outstandings, or such other amount as necessary to comply with Section 2.1(b),
Section 2.3(b) or Section 2.8.

                  (b) Mandatory Prepayments. The Borrower shall make the following required prepayments, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

                           (i) Asset Dispositions. The Borrower shall make a
                  prepayment of Working Capital Loans from the Net Proceeds of any Asset Disposition, other than an Asset Disposition by a Non-Aircraft Special Purpose Subsidiary, in an amount equal to one hundred percent (100%) of such Net Proceeds. Each such prepayment shall be made within five (5) Business Days of receipt of such Net Proceeds and upon not less than three (3) Business Days written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of the Net Proceeds.

                           (ii) Mandatory Prepayments Under the Aircraft
                  Facility Credit Agreement. The Borrower shall make a prepayment in an amount equal to one hundred percent (100%) of the amount of any mandatory prepayment required to be paid to the Borrower pursuant to Section 2.3(b) of the Aircraft Facility Credit Agreement. Each such prepayment shall be made contemporaneously with the prepayment pursuant to Section 2.3(b) of the Aircraft Facility Credit Agreement.

                           (iii) Intercompany Notes. The Borrower shall make a
                  prepayment of Working Capital Loans equal to 100% of any principal payment made by any Person of any obligation arising under or evidenced by any Intercompany Note, if such obligation was funded by a Loan hereunder.

                           (iv) Intercompany Loans and Advances. The Borrower
                  shall make a prepayment of Working Capital Loans equal to 100% of the amount of any repayment of outstanding loans or advances made by a Special Purpose Subsidiary pursuant to
                  Section 8.22 hereof, if such outstanding loan or advance was funded by a Loan hereunder.

         All mandatory prepayments pursuant to this Section 2.3(b) shall be applied first to repay Base Rate Loans and then to Eurodollar Rate Loans. Any prepayment of an Eurodollar Rate Loan pursuant to this Section 2.3(b) other than on the last day of an Interest Period shall be accompanied by the additional payment, if any, required by Section 5.5 hereof.

         2.4. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due. Upon request of the Authorized Representative, the Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

         2.5. Notes. Revolving Loans made by each Lender shall be evidenced by the Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         2.7. Reductions. (a) The Borrower, by notice from an Authorized Representative, shall have the right from time to time, upon not less than three
(3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment.

         (b) In the event of a voluntary permanent reduction of the commitment under either the Aircraft Facility, the Lease Receivable Financing Facility or the Lease Receivable Purchase Facility, the Borrower shall be required to permanently reduce the Total Revolving Credit Commitment by an amount pro rata to the amount of such reduction of the Aircraft Facility, the Lease Receivable

Financing Facility or the Lease Receivable Purchase Facility. The Borrower shall give notice to the Agent at the time of any such reduction to the Aircraft Facility, the Lease Receivable Financing Facility or the Lease Receivable Purchase Facility, at which time the Agent shall be instructed to make a pro rata reduction to the Total Revolving Credit Commitment.

In the case of a reduction under either subsection (a) or (b) above, each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 5.5.

         2.8. Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article V, the Borrower may:

                  (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                           (i) elect a subsequent Interest Period for all or a
                  portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                           (ii) Convert Base Rate Loans to Eurodollar Rate Loans
                  on any Business Day.

         Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings, Letters of Credit Outstandings and Swing Line Outstandings.


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



         2.10. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing June 30, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.11. Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or NationsBank, as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or NationsBank, as the Swing Line lender, as applicable, interest on the amount so due from the date of such notice at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank to the date such purchase price is received by the Issuing Bank or NationsBank, as the Swing Line lender, as applicable.

         2.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to finance the cash portion of Permitted Acquisitions. In addition, the proceeds of the Loans made pursuant to the Revolving Credit Facility including the Swing Line hereunder may be used by the Borrower for general working capital needs; provided, however, any Advances intended for use by the Borrower for working capital needs shall be designated as Working Capital Loans, and provided that all Advances shall be subject to the restrictions set forth in Section 2.1(b).

         2.13. Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Out standings exceed $15,000,000 or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Base Rate Loans. The Company may borrow, repay and reborrow under this Section 2.13. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $500,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, the use of the proceeds of such Swing Line Loan and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

         (b) Swing Line Loans shall bear interest at the Base Rate, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.2(b) and 2.4 with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by a Note delivered to NationsBank pursuant to this Section 2.13(b) on the Closing Date in the original principal amount of $15,000,000.

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank an amount equal to its Participation therein. Any such provision made by a Lender pursuant to demand of NationsBank shall be deemed (i) provided that the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under
Section 2.1 until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide such amount to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence, event or circumstance whatsoever, including without limitation non-compliance with the restrictions set forth in Section 2.1(b) and shall be made without any offset, abatement, withholding or reduction whatsoever.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.1(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

         3.1. Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment, (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment, and (iii) no Letter of Credit shall be issued to support the purchase of any item of equipment or of any Equipment Lease. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the fifth Business Day prior to the Stated Termination Date.

         3.2.     Reimbursement.

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit in accordance with the terms of the respective letters of credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank sufficient funds (which, subject to the restrictions set forth in Section 2.1(a) and Section 2.1(b), shall include Advances under the Revolving Credit Facility if permitted by Section 2.1 and Swing Line Loans if permitted by Section 2.13) to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iv) and Section 2.13, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

                  (b) In accordance with the provisions of Section 2.1(c)(iv), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under
Section 3.2(a), each


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



Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

                           (i) Each Lender (including the Issuing Bank in its
                  capacity as a Lender) shall, subject to the terms and conditions of Article II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in Section 2.1(c)(iv).

                           (ii) Simultaneously with the making of each payment
                  by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with
                  Section 2.1(c)(iv), Swing Line Loans made in accordance with
                  Section 2.13, or otherwise.

                           (iii) Each Lender's obligation to make payment to the
                  Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iv) and this Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by the occurrence of any Event of Default or any other occurrence, event or circumstance whatsoever, including without limitation any non-compliance with the restrictions set forth in Section 2.1(b), and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(c)(iv) or this Section 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                           (iv) In the event the Lenders have purchased
                  Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (g) Without limiting the generality of the provisions of
Section 12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Section 3.2(g) shall survive repayment of the Obligations, occurrence of the Facility Termination Date and expiration or termination of this Agreement.

                  (h) Without limiting Borrower's rights as set forth in Section 3.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i) any lack of validity or enforceability of the
                  Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
                  departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense
                  (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
                  the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                           (v) any draft, statement or any other document
                  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (vi) any delay, extension of time, renewal,
                  compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing.

         3.3. Letter of Credit Facility Fees. The Borrower shall pay to the Agent, (i) for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans, and (ii) for the Issuing Bank, 0.125% per annum based on the aggregate amount available to be drawn on each outstanding Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         3.4. Administrative Fees. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                   ARTICLE IV

                                    Security

         4.1. Security. As security for the full and timely payment and performance of all Obligations, the Loan Parties (other than Aircraft Special Purpose Subsidiaries and Aircraft Special Purpose Subsidiary Owners) shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than Permitted Liens and restrictions on transfer imposed by applicable securities laws). Notwithstanding any provision of this Article IV or any Security Instrument to the contrary, no such security interest shall be granted in any Excluded Property.

         4.2. Stock and Equity Interest Pledge. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, and certain Guarantors' obligations under the Guaranty, the Borrower and each Subsidiary owning any Pledged Stock or any other Pledged Interests shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Pledge Agreement together with certificates representing such Pledged Stock or Pledged Interests and such stock powers duly executed in blank as may be required by the Agent in accordance with the terms hereof and thereof. In addition to any Pledge Agreement required to be delivered pursuant to Section 8.19 hereof, the Borrower and each Subsidiary hereby agrees to pledge to the Agent for the benefit of the Lenders (i) 100% of the capital stock and related interests and rights of any Domestic Subsidiary hereafter acquired or created, and (ii) 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights of any Direct Foreign Subsidiary hereafter acquired or created and, in each case, to deliver to the Agent a Pledge Agreement substantially in the form of Exhibit M hereto within thirty (30) days of the acquisition or creation of such Subsidiary. Notwithstanding the foregoing, any pledge of Pledged Stock of, or Pledged Interests in, any Non-Aircraft Special Purpose Subsidiary will be subject to requirements of credit enhancers, rating agencies and other securitization parties.

         4.3. Guaranty. The Borrower shall cause the Guaranty to be delivered on or before the Closing Date by each Guarantor, in form and substance reasonably acceptable to the Agent. The Borrower hereby agrees to cause a Guaranty to be delivered by any hereafter acquired, created or arising Domestic Subsidiary; provided, however, no hereafter acquired, created or arising Subsidiary that is a Non-Aircraft Special Purpose Subsidiary shall be required to execute a Guaranty.

         4.4. Security Interests. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and
(ii) if applicable, its obligations as a Guarantor under the Guaranty, the Borrower shall, and shall cause each Guarantor (other than Aircraft Special Purpose Subsidiaries and Aircraft Special Purpose Subsidiary Owners) to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Security Agreement, the Uniform Commercial Code financing statements, and each other Security Instrument sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens, and do all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a first priority security interest, duly perfected with respect to Collateral governed by the UCC, in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws). The Borrower hereby agrees to cause the Security Instruments to be delivered by any hereafter acquired or created Domestic Subsidiary or, to the extent applicable under foreign law or practice, Foreign Subsidiary pursuant to the terms of Section 8.19 hereof.

         4.5. Pledge and Subordination of Intercompany Notes. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) certain of the Guarantors' Obligations under the Guaranty the Borrower shall cause the Intercompany Note Holders to deliver the Intercompany Note Pledge Agreement to the Agent for the benefit of the Lenders. The Borrower hereby agrees to cause the Intercompany Note Holders now existing or hereafter acquired or created to pledge, grant a Lien and collaterally assign to the Agent for the benefit of the Lenders all Intercompany Notes now existing or hereafter arising.

         4.6. Intellectual Property Security Agreement. The Borrower and each Subsidiary owning any material patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefore or any other material intellectual property, shall deliver to the Agent for the benefit of the Lenders the Intellectual Property Security Agreement in the form of Exhibit N hereto, and the Intellectual Property Assignments in the form of Exhibit A to Exhibit N hereto. The Borrower hereby agrees to pledge, or cause to be pledged, all intellectual property interests and licenses hereafter acquired or created and owned by the Borrower or any Subsidiary within thirty (30) days of the acquisition or creation of such intellectual property or license.

         4.7. Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

         4.8. Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 4.8, and (ii) Schedule 4.8 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1993 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since January 1, 1993, (c) each location in which goods constituting Collateral are or have been located since January 1, 1993 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade style used by any Grantor since January 1, 1993 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         4.9. Termination in Connection with Permitted Sales and Securitizations. Notwithstanding anything to the contrary herein or in the Security Instruments, in the event the Borrower or any Subsidiary shall enter into any Permitted Receivables Sales Transaction or any Permitted Receivables Securitization, (i) the Lien in favor of the Agent created herein or in the Security Instruments in any Equipment Lease, Equipment and Residual Interest, as applicable, shall be automatically terminated to the extent necessary to effectuate such Permitted Receivables Sales Transaction or such Permitted Receivables Securitization in connection with such Equipment Lease, Equipment and Residual Interest, as applicable, (ii) any Guaranty of the Special Purpose Subsidiary party to such Permitted Receivables Sales Transaction or Permitted Receivables Securitization, if any, shall be automatically terminated, and (iii) the Agent shall take all such actions as are necessary to effectuate such release, all at the sole expense of the Borrower.



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



                                    ARTICLE V

                             Change in Circumstances

         5.1.     Increased Cost and Reduced Return.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency issued after the date hereof:

                         (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                        (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                       (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction, provided that in determining such costs, no Lender shall treat the Borrower less favorably than borrowers of similar size and circumstances. If any Lender requests compensation by the Borrower under this
Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency issued after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         5.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         5.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

         5.4. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent upon reasonable determination by such Lender that such Affected Loans may not be Eurodollar Rate Loans) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         5.5. Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Article VI to be satisfied) to borrow, Convert,

         Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         5.6. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, adopted after the date hereof excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes adopted after the date hereof from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be given), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal


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



Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.

         5.7. Syndication Costs. If, within 90 days from the Closing Date, the Agent incurs any breakage costs, charges or fees incurred with respect to Eurodollar Rate Loans for Interest Periods of greater than one month in duration on account of the syndication of the Revolving Credit Facility, the Borrower shall immediately reimburse the Agent for any such costs, charges or fees. Such right of reimbursement is in addition to, and not in limitation of, the other provisions of this Article V. In addition, the Borrower agrees that the incurrence of such costs and expenses shall not be the basis for the Borrower withholding its consent or approval of any Person as an Eligible Assignee.





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



                                   ARTICLE VI

            Conditions to Making Loans and Issuing Letters of Credit

         6.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                            (i) executed originals of each of this Agreement,
                  the Notes, the Guaranty, the Security Instruments and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) the favorable written opinion or opinions with
                  respect to the Loan Documents and the transactions contemplated thereby of counsel to the Loan Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to the Agent, substantially in the form of Exhibit G;

                           (iii) resolutions of the boards of directors or other
                  appropriate governing body (or of the appropriate committee thereof) of each Loan Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (iv) specimen signatures of officers of each of the
                  Loan Parties executing the Loan Documents on behalf of such Loan Party, certified by the secretary or assistant secretary of such Loan Party;

                            (v) the Organizational Documents of each of the Loan
                  Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vi) Operating Documents of each of the Loan Parties
                  certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (vii) certificates issued as of a recent date by the
                  Secretaries of State of the respective jurisdictions of formation of each of the Loan Parties as to the due existence and good standing of such Person;

                           (viii) appropriate certificates of qualification to
                  do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Loan Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;


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



                           (ix) notice of appointment of the initial Authorized
                  Representative(s);

                           (x) evidence of all insurance required by the Loan
                  Documents;

                           (xi) an initial Borrowing Notice, if any, and, if
                  elected by the Borrower, Interest Rate Selection Notice;

                           (xii) properly executed Uniform Commercial Code
                  financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                                    (i) the delivery by the Borrower of all
                           stock certificates evidencing Pledged Stock and certificates, if any, evidencing ownership of Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

                                    (ii) the delivery by the Borrower of
                           certificates of the Registrar of each non-corporate Subsidiary evidencing the due registration on the registration books of such non-corporate Subsidiary of the Lien in favor of the Agent in the Pledged Interests conferred under the Security Instruments;

                           (xiii) Intercompany Notes existing as of the Closing
                  Date together with endorsements or instruments of assignment executed in blank and attached thereto;

                           (xiv) consent by makers of Intercompany Notes to
                  pledge under the Intercompany Pledge Agreement;

                           (xv) receipt and satisfactory review of the Pro Forma
                  Historical Statements and combined quarterly projections for the Borrower and its Subsidiaries for 1998;

                           (xvi) evidence that all fees payable by the Borrower
                  on the Closing Date to the Agent, NMS and the Lenders have been paid in full;

                           (xvii) Uniform Commercial Code search results showing
                  only those Liens as are acceptable to the Lenders;

                           (xviii) such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;



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



                          (xix) true copies of the Registration Statement and
                  the Related Acquisition Transaction Documents certified to be true and correct by the Secretary of the Borrower; and

                           (xxi) an Asset Ceiling Certificate in the form of
                  Exhibit O hereto; and

                  (b) In the good faith judgment of the Agent and the Lenders:

                            (i) there shall not have occurred or become known to
                  the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) no litigation, action, suit, investigation or
                  other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                           (iii) the Loan Parties shall have received all
                  approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
                  (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound.

         6.2. Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue Letters of Credit and NationsBank to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by Article II;

                  (b) the representations and warranties of the Loan Parties set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 7.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;



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



                  (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

                  (e) immediately after giving effect to:

                      (i) a Loan, the aggregate principal balance of all
                  outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                      (ii) a Letter of Credit or renewal thereof, the
                  aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                      (iii) a Swing Line Loan, the Swing Line Outstandings
                  outstanding shall not exceed $15,000,000;

                      (iv) a Working Capital Loan or a Letter of Credit
                  or renewal thereof, the amount of all Working Capital Outstandings plus Letter of Credit Outstandings plus the aggregate principal amount of Swing Line Loans outstanding constituting Working Capital Loans shall not exceed the Asset Ceiling; and

                      (v) a Loan, Swing Line Loan or a Letter of Credit
                  or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the Total Revolving Credit Commitment.

                                   ARTICLE VII

                         Representations and Warranties

         The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

         7.1.     Organization and Authority.

                  (a) The Borrower and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (d) Each Loan Party (other than the Borrower) has the power and authority to execute, deliver and perform the Guaranty and each of the other Loan Documents to which it is a party; and

                  (e) When executed and delivered, each of the Loan Documents to which any Loan Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

         7.2. Loan Documents. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Loan Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Loan Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Loan Party;



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



                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Loan Party is a party, or by which the properties or assets of such Loan Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Loan Party or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

         7.3. Solvency. Each Loan Party is Solvent after giving effect to the transactions contemplated by the Loan Documents;

         7.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 8.19; Schedule 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien;

         7.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 7.4, equity investments in Persons not constituting Subsidiaries permitted under Section 9.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 8.19;

         7.6. Financial Condition.

              (a) The Registration Statement includes (i) unaudited pro forma (x) combined balance sheet and (y) combined statement of operations of the Borrower and the Founding Companies, (ii) the balance sheet of the Borrower at December 31, 1997, and (iii) financial statements of the Founding Companies for the periods set forth therein. Such balance sheet, statement of operations and financial statements (including the notes thereto) present fairly the financial condition of the Borrower and Founding Companies as of the periods reported therein, all in conformity with GAAP;

              (b) since December 31, 1997 (in the case of the Borrower) or the date of the most recent audited financial statements contained in the Registration Statement (in the case of the Founding Companies) there has been no material adverse change in the condition, financial or otherwise, of (i) the Borrower or any of its Subsidiaries (before giving effect to the Related


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



         Acquisition) or (ii) the Founding Companies, or in the businesses, properties, performance, prospects or operations of (x) the Borrower or any of its Subsidiaries (before giving effect to the Related Acquisition) or (y) the Founding Companies, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                  (c) except as set forth in the financial statements referred to in Section 7.6(a) or permitted by Section 9.4, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness or other commitment or liability which remains outstanding or unsatisfied;

                  (d) the Pro Forma Historical Statements provided to the Agent and the Lenders fairly present in accordance with GAAP the historical pro forma financial condition and results of operations of the Borrower and its Subsidiaries for the respective periods covered thereby, after giving pro forma effect to the Related Acquisition and making the adjustments described therein; and

                  (e) the pro forma projections of the Borrower and its Subsidiaries giving effect to the Related Acquisition for the fiscal years ending December 31, 1998 and 1999 provided to the Agent and the Lenders were prepared by the Borrower in good faith and are based upon assumptions which the Borrower believes to have been reasonable as of the time of preparation thereof and as of the Closing Date;

         7.7. Title to Properties. The Borrower and each of its Subsidiaries and each other Loan Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7 and Liens permitted by Section 9.3;

         7.8. Taxes. Except as set forth in Schedule 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal and state income tax returns which are required to be filed by it, and all other material federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

         7.9. Other Agreements.  No Loan Party nor any Subsidiary is

              (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

              (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such


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



         Loan Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

         7.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Loan Party or affecting the Borrower or any Subsidiary or other Loan Party or any properties or rights of the Borrower or any Subsidiary or other Loan Party, which could reasonably be likely to have a Material Adverse Effect;

         7.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         7.12. Investment Company. No Loan Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

         7.13. Patents, Etc. The Borrower and each other Loan Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

         7.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Loan Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;



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



         7.15. No Consents, Etc. Neither the respective businesses or properties of the Loan Parties or any Subsidiary, nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Loan Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

         7.16. Employee Benefit Plans.

               (a) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in material compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any material accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a material required contribution or payment to a Multiemployer Plan, or (iv) failed to make a material required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

               (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

               (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;



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



                  (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been adminis tered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                  (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                  (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         7.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

         7.18. Environmental Laws. Except as listed on Schedule 7.18, the Borrower and each Subsidiary is in material compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 7.18, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Loan Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

         7.19. Employment Matters. (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

         (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or


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



threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

         7.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

         7.21. Year 2000 Compliance. The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.


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                                  ARTICLE VIII

                              Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         8.1. Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and unaudited consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Price Waterhouse, L.L.P., or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 9.1(a) through 9.1(e), which certificate shall be in the form of Exhibit H;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards used in preparation of the interim financial statements described in Section 7.6(a), and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 8.1(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial covenants (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;



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



         (d) the Borrower shall deliver to the Agent and each Lender (i) promptly after the filing thereof, a copy of all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) promptly upon becoming available to the Borrower, a copy of any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) promptly upon becoming available to the Borrower, a copy of any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

         (e) as soon as practicable and in any event within 20 days following the end of each calendar month, deliver to the Agent and each Lender an Asset Ceiling Certificate in the form of Exhibit O hereto, such certificate to demonstrate compliance with limitations on Working Capital Outstandings and
Section 9.1(e) hereof and to include with respect to all Qualified Special Purpose Subsidiaries information concerning dates of formation, liquidation, and investments permitted pursuant to Section 9.6 hereof including the amount of Working Capital Loans received by it from the Borrower;

         (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         (g) as soon as practicable and in any event within ten (10) days following a Permitted Receivables Securitization (other than the Lease Receivable Finance Facility) or a Permitted Receivables Sales Transaction (other than the Lease Receivable Purchase Facility), deliver to the Agent a statement of all lease receivables sold, assigned, pledged or otherwise transferred in connection with such Permitted Receivables Securitization or such Permitted Receivables Sales Transaction;

         Subject to the provisions of Section 12.16 hereof, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

         8.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;



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         8.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which the failure to do so could reasonably be expected to have a Material Adverse Effect;

         8.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

         8.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 8.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner;

         8.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

         8.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties (subject to the limitations imposed, if any, on such inspections, by lessors under any Equipment Lease), corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice;

         8.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;



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



         8.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents in each instance in which the failure to do so could reasonably be expected to have a Material Adverse Effect;

         8.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.9, and 8.18 inclusive;

         8.11. Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Loan Party proposes to take with respect thereto;

         8.12. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Loan Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Loan Party, making a claim or claims in an aggregate amount greater than $2,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

         8.13. Notice of Environmental Complaint or Condition. To the extent likely to have a Material Adverse Effect, promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

         8.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material in violation of any Environmental Laws, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability;



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         8.15. Environmental Indemnification. Without limiting the generality of
Section 12.9, each Loan Party hereby agrees jointly and severally to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.15 shall survive repayment of the Obligations, occurrence of the Facility Termination Date and expiration or termination of this Agreement;

         8.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

         8.17. Employee Benefit Plans.

               (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or
         Section 412 of the Code by the due date;

               (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

               (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an


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



         Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, and (c) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

         8.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

         8.19. New Subsidiaries. Within sixty (60) days of the acquisition or creation of any Subsidiary which is required to be a Guarantor hereunder or executes a Guaranty, but in any event prior to the Borrower or any Subsidiary making available to such Subsidiary any portion of any Advance, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (a) a Guaranty executed by such Subsidiary substantially in the form of Exhibit I; provided, however, that no Non-Aircraft Special Purpose Subsidiary shall be required to execute a Guaranty;

               (b) a Security Agreement of such Subsidiary (other than an Aircraft Special Purpose Subsidiary or a Special Purpose Subsidiary Owner) substantially in the form of Exhibit J, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

               (c) if such Subsidiary (other than an Aircraft Special Purpose Subsidiary or a Special Purpose Subsidiary Owner) is a Domestic Subsidiary or a Direct Foreign Subsidiary and is a corporation or is a non-corporate entity that has issued certificates evidencing ownership interests therein, (A) the Pledged Stock or, if applicable, certificates of ownership of the Pledged Interests, together with duly executed stock powers or powers of assignment in blank affixed thereto, as required by Section 4.2, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Security Agreement or a Pledge Agreement (as appropriate) substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Guaranty;


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                  (d) if such Subsidiary (other than an Aircraft Special Purpose
         Subsidiary or a Special Purpose Subsidiary Owner) is a non-corporate entity not described in clause (c) immediately above, (A) the certificate of the Registrar of such entity with respect to the registration of the Lien on Pledged Interests, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Security Agreement or a Pledge Agreement (as appropriate) substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Guaranty;

                  (e) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

                  (f) an Intercompany Note Pledge Agreement and an Intercompany Note Subordination Agreement executed by such Subsidiary (other than an Aircraft Special Purpose Subsidiary or a Special Purpose Subsidiary Owner); provided, however, that no Non-Aircraft Special Purpose Subsidiary shall be required to execute either an Intercompany Note Pledge Agreement or an Intercompany Note Subordination Agreement;

                  (g) if deemed necessary by the Agent, an IPSA Supplement and an Intellectual Property Security Agreement executed by such Subsidiary (other than an Aircraft Special Purpose Subsidiary or a Special Purpose Subsidiary Owner); provided, however, that no Non-Aircraft Special Purpose Subsidiary shall be required to execute either an IPSA Supplement or an Intellectual Property Security Agreement;

                  (h) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Guaranty, if required, and other Loan Documents provided for in this Section 8.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 6.1(a)), to the effect that:

                           (A) such Subsidiary is validly existing and in good
                  standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                           (B) the execution, delivery and performance of the
                  Guaranty, if required, and other Loan Documents described in this Section 8.19 to which such Subsidiary


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                  is a signatory have been duly authorized by all requisite
                  corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                           (C) the Uniform Commercial Code financing statements
                  on Form UCC-1 delivered to the Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing;

                  (i) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19; and

                  (j) in the event such Subsidiary is a Non-Aircraft Special Purpose Subsidiary, evidence satisfactory to the Agent that all requirements of credit enhancers, rating agencies and other securitization parties have been satisfied.

         8.20. Year 2000 Compliance. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         8.21. Lease Receivables.

               (a) Maintain accurate, complete and current records of all lease receivables, including but not limited to the asset subject to the lease, the lessor, the lessee and any assignment, sale, pledge or other transfer of any lease, lease receivable or the leased asset; all such records to be maintained by Portfolio Financial Servicing Company, L.P. or its designee or such other Person as approved by the Agent in its reasonable discretion; and

               (b) no less than thirty (30) days after the end of each Fiscal Year, and at any other time at the request of the Agent, perform an audit of the lease receivables and no less than


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



         forty-five (45) days after the end of each fiscal quarter prepare a report containing such information as the Agent may reasonably request with respect to such lease receivables and deliver such report to the Agent.

         8.22. Repayment of Loans and Investments. The Borrower shall cause any Subsidiary, including any Special Purpose Subsidiary, to immediately repay all outstanding loans or advances made to it, directly or indirectly, pursuant to Sections 9.6(g), (h) and (j) upon the disposition by such Subsidiary of its assets. In addition, the Borrower shall cause each such Subsidiary to immediately transfer as a dividend or other distribution all profits generated upon the disposition of its assets to the Borrower or any Guarantor.


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                                   ARTICLE IX

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         9.1.     Financial Covenants.

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) at the Closing Date, the greater of either (A) $595,000,000, or (B) eighty-five percent (85%) of Consolidated Net Worth as at May 19, 1998 and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all the Net Proceeds of any Equity Offering of the Borrower during the fiscal quarter of the Borrower ending on such date.

                  (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any Applicable Period to be greater than 2.50 to 1.00.

                  (c) Adjusted Consolidated Fixed Charge Ratio. Permit the Adjusted Consolidated Fixed Charge Ratio as of the end of any Applicable Period to be less than 2.50 to 1.00.

                  (d) Consolidated Indebtedness to Adjusted Consolidated Net Worth. Permit at any time the ratio of Consolidated Indebtedness to Adjusted Consolidated Net Worth to be greater than 5.00 to 1.00.

                  (e) Unencumbered Assets. Permit the value of Unencumbered Assets at any time to be less than $100,000,000.

         9.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition except for a Permitted Acquisition.

         9.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than



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                  (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 7.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 7.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                  (f) purchase money Liens to secure Indebtedness permitted under Section 9.4(c) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

                  (g) Liens arising in connection with Capital Leases permitted under Section 9.4(c); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases;

                  (h) Liens to secure Non-Recourse Indebtedness or arising in a Permitted Receivables Securitization, provided that such Liens are limited to those assets securing such Non-Recourse Indebtedness or Permitted Receivables Securitization, and provided further


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



         that no Lien shall be incurred, created or permitted to exist on any Excluded Residual Interest;

                  (i) Liens arising in connection with the Aircraft Facility;
         and

                  (j) Liens upon Net Proceeds of the exercise by the underwriters of the "greenshoe option" following completion of the initial public offering of the Borrower, used to secure letters of credit or surety bonds;

         9.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document and Indebtedness arising under the Aircraft Facility;

                  (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (c) purchase money Indebtedness and Capital Leases described in Sections 9.3(f) and 9.3(g) not to exceed an aggregate outstanding amount at any time of $10,000,000;

                  (d) Indebtedness arising from Rate Hedging Obligations permitted under Section 9.15;

                  (e) Non-Recourse Indebtedness;

                  (f) Intercompany Advances;

                  (g) Indebtedness arising from a Permitted Receivables Securitization;

                  (h) Indebtedness incurred in connection with a loan or advance permitted under Section 9.6(g), 9.6(h) or 9.6(j);

                  (i) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (h) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (i) shall in no event exceed $20,000,000 at any time;

         9.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than in compliance with Section 2.3(b) or other than (a) dispositions of inventory in the ordinary course of business and dispositions of property, plant and equipment which is obsolete or no longer used in the operations of the Borrower or any Subsidiary, (b) Permitted Receivables Sales Transactions, (c) sales of equipment subject to a Permitted Receivables Securitization in the ordinary course of business, (d) transfers of assets necessary to give effect to


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



merger or consolidation transactions permitted by Section 9.7, (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (f) pursuant to a Permitted Receivables Securitization, (g) dispositions of Residual Interests other than Excluded Residual Interests, and (h) transfers of assets by a Loan Party to another Loan Party;

         9.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that the Borrower or any Subsidiary may maintain investments or invest in:

                  (a) securities of any Person acquired in an Acquisition permitted hereunder;

                  (b) Eligible Securities;

                  (c) investments existing as of the date hereof and as set forth in Schedule 7.4;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (e) investments in Subsidiaries which are Guarantors;

                  (f) loans between the Borrower and the Guarantors described in
         Section 9.4(f);

                  (g) loans and advances to Qualified Special Purpose Subsidiaries, provided (i) any such loans or advances are evidenced by a promissory note or other written instrument acceptable to the Agent payable to a Guarantor or the Borrower, (ii) all such promissory notes or other evidence of such Indebtedness shall be pledged to the Agent for the benefit of the Lenders pursuant to an Intercompany Note Pledge Agreement executed by all obligees thereof, and (iii) all such Indebtedness shall be due and payable upon disposition by such Qualified Special Purpose Subsidiary of its assets;

                  (h) loans and advances to Non-Aircraft Special Purpose Subsidiaries who are not Guarantors and who are not Qualified Special Purpose Subsidiaries, provided the aggregate outstanding principal amount of such loans and advances shall not at any time exceed ten percent (10%) of Adjusted Consolidated Net Worth;

                  (i) other loans, advances and investments not otherwise covered by clause (a) through (h) above in an aggregate principal amount at any time outstanding not to exceed $5,000,000; and

                  (j) loans and advances to Subsidiaries who are not Guarantors, but who are parties to the Lease Receivable Purchase Facility or the Lease Receivable Financing Facility,


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



         provided such loans or advances are made to facilitate a Permitted Receivables Securitization or a Permitted Receivables Sales Transaction;

         9.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 9.5); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Guaranty, (as required under Section 8.19(a) above) and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

         9.8. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing;

         9.9. Transactions with Affiliates. Other than transactions permitted under Sections 9.6 and 9.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

         9.10. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

                  (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                  (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                  (d) fail to make any material contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                  (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                  (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

                  (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

         9.11. Fiscal Year. Change its Fiscal Year;

         9.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.7 and except in connection with transfers of assets permitted under Section 9.5;

         9.13. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary;

         9.14. Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

         9.15. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount of at least 50% of the Revolving Credit Outstandings or as otherwise agreed by the Agent;

         9.16. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now


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



owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with property acquired with the proceeds of purchase money Indebtedness permitted hereunder;

         9.17. Compensation; Reimbursement of Expenses; Earnouts.

                  (a) Pay any salary, fees, and other direct and indirect remuneration and compensation to any of its directors and executive officers in an amount in excess of those amounts paid to directors and executive officers of comparable companies engaged in the same general type of business and in similar financial condition;

                  (b) Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Subsidiary in the ordinary course of business;

                  (c) Amend, modify, restate or otherwise alter in any material respect any earnout agreements, or any employment agreements or non-compete agreements with executive officers of any of the Founding Companies without the prior written consent of the Agent;

         9.18. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than Non-Recourse Indebtedness; or

         (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 9.4(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.



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                                    ARTICLE X

                       Events of Default and Acceleration

         10.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3) Business Days of the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 8.7, 8.11, 8.12, 8.19 or Article IX;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an executive officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $5,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or


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



         covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default under (i), (ii) or (iii) hereof shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; provided, however, that the events described in this Section 10.1(e) shall not constitute an Event of Default to the extent that such event relates to a Special Purpose Subsidiary and the Borrower is subject to no recourse as a result of such event;

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Loan Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any Subsidiary or other Loan Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Loan Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Loan Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Loan Party takes any action to indicate its consent to or approval of any such proceeding or petition; or



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



                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $5,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $5,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

                  (k) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause
                  (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                           (B) The Borrower shall, upon demand of the Agent or
                  the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                           (C) the Agent and each of the Lenders shall have all
                  of the rights and remedies available under the Loan Documents or under any applicable law.

         10.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         10.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         10.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         10.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) amounts due to the Lenders pursuant to Sections 2.10, 3.3,
         3.4 and 12.5;

                  (b) amounts due to the Agent pursuant to Section 11.9;

                  (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                  (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

                  (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 10.1(B);

                  (f) amounts due to the Lenders pursuant to Sections 3.2(g),
         8.15 and 12.9;

                  (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

                  (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.



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



                                   ARTICLE XI

                                    The Agent

         11.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.5 and the first sentence of Section 11.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                   (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         11.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 12.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         11.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         11.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         11.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 12.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 11.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         11.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         11.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent; provided, however, so long as no Default or Event of Default shall have occurred and be continuing such successor Agent shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $2,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         11.8. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 11.8 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 11.8 shall be rescinded to


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



the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         11.9. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.

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                                   ARTICLE XII

                                  Miscellaneous

         12.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment); provided, however, that

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                  (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500, not to be reimbursed by the Borrower.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

         (b) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 12.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Subject to the provisions of Section 12.16 hereof, any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

         12.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           UniCapital Corporation
                           10800 Biscayne Boulevard
                           Miami, Florida 33161
                           Attn: Daniel M. Chait
                           Telephone:       (305) 899-5019
                           Telefacsimile:   (305) 899-5050

                           With a copy to:

                           Morgan, Lewis & Bockius, LLP
                           2000 One Logan Square
                           Philadelphia, Pennsylvania 19103
                           Attention:  Michael J. Pedrick
                           Telephone:       (215) 963-5000
                           Telefacsimile:   (215) 963-5299

                  (b)      if to the Agent:

                           NationsBank, National Association
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           Charlotte, North Carolina  28255
                           Attention: Agency Services
                           Telephone:       (704) 386-4220
                           Telefacsimile:   (704) 386-9923

                           with a copy to:

                           NationsBank, National Association
                           100 S.E. Second Street, 14th Floor
                           Miami, Florida  33131
                           Attention: Ms. Allison Freeland
                           Telephone:       (305) 533-2421
                           Telefacsimile:   (305) 533-2437

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Loan Party, at the address set forth on the signature page of the Guaranty or Security Instrument executed by such Loan Party, as the case may be.


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



         12.3.    Right of Set-off; Adjustments.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
         Section 12.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 12.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         12.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Eurodollar Rate Loan hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         12.5. Expenses. The Borrower agrees to pay subject to the fee letter on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable external attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         12.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article XI or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitment of the Lenders,
(ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 12.6 or any other provision of this Agreement or (v) release any Guarantor or all or substantially all of the Collateral; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank; and provided, however, that notwithstanding anything to the contrary in this Section 12.6, the release of any Liens or Guarantors pursuant to Section 4.8 shall not require the approval of any Lender.

         No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         12.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         12.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwith standing the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         12.9.    Indemnification; Limitation of Liability.

                  (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable external attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section
         12.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

                  (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 12.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         12.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         12.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, Eurodollar Rate Loans and other communications between or among the parties, both oral and written, with respect thereto.

         12.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         12.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         12.14.   GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MIAMI-DADE, STATE OF FLORIDA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF FLORIDA.

                  (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND

         EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         12.15. Payments. All principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         12.16. Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

         12.17. Intercreditor Agreement. The Agent and each of the Lenders hereby acknowledges and agrees to be bound by the terms of the Intercreditor Agreement.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                             UNICAPITAL CORPORATION

WITNESS:

                                            By:
----------------------------------             ---------------------------------

                                            Name:
                                                 -------------------------------
                                                        Daniel Chait

----------------------------------          Title:      Vice President
                                                   -----------------------------








                                CREDIT AGREEMENT
                                 SIGNATURE PAGES

                                            NATIONSBANK, NATIONAL ASSOCIATION,
                                            as Agent for the Lenders


                                            By:
                                               ---------------------------------

                                            Name:     Allison Freeland
                                                 -------------------------------

                                            Title:    Senior Vice President
                                                  ------------------------------







                                CREDIT AGREEMENT
                                 SIGNATURE PAGES

                           NATIONSBANK, NATIONAL ASSOCIATION


                           By:
                              ---------------------------------

                           Name:     Allison Freeland
                                -------------------------------

                           Title:    Senior Vice President
                                 ------------------------------


                           Lending Office for Base Rate Loans:
                                    NationsBank, National Association
                                    Independence Center, 15th Floor
                                    NC1-001-15-04
                                    Charlotte, North Carolina  28255
                                    Attention: Mary Cardinale
                                    Telephone:        (704) 386-4220
                                    Telefacsimile:    (704) 386-9923

                           Wire Transfer Instructions:
                                    NationsBank, National Association
                                    ABA#:             053000196
                                    Account No.:      1366212250600
                                    Reference:        UniCapital
                                    Attention:        Corporate Credit Services


                           Lending Office for Eurodollar Rate Loans:
                                    NationsBank, National Association
                                    Independence Center, 15th Floor
                                    NC1-001-15-04
                                    Charlotte, North Carolina  28255
                                    Attention: Mary Cardinale
                                    Telephone:        (704) 386-4220
                                    Telefacsimile:    (704) 386-9923

                           Wire Transfer Instructions:
                                    NationsBank, National Association
                                    ABA#:             053000196
                                    Account No.:      1366212250600
                                    Reference:        UniCapital
                                    Attention:        Corporate Credit Services





                                CREDIT AGREEMENT
                                 SIGNATURE PAGES

                                    EXHIBIT A


                        Applicable Commitment Percentages

                                                                   Applicable
                                        Revolving Credit           Commitment
Lender                                    Commitment               Percentage
------                                  ----------------           ----------

NationsBank, National
Association                             $300,000,000.00            100.00%



                                        -----------                ----------
                                        $300,000,000.00            100%

                                    EXHIBIT B

                        Form of Assignment and Acceptance

          Reference is made to the Credit Agreement dated as of June 10, 1998 (the "Credit Agreement") among UniCapital Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank National Association, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is not an affiliate of the Borrower; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date specified on Schedule 1.

         5. As of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. From and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Florida.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1



         Percentage interest assigned:                          ________%

         Assignee's Commitment:                                 $_______
         Aggregate outstanding principal amount
           of Loans assigned:                                   $_______

         Principal amount of Note payable to Assignee:          $_______

         Principal amount of Note payable to Assignor:          $_______

         Effective Date (if other than date
         of acceptance by Agent):                               *_______, 19__



                                          [NAME OF ASSIGNOR], as Assignor


                                          By:
                                             -----------------------------------
                                             Title:

                                          Dated:            , 19
                                                 -----------    --



                                          [NAME OF ASSIGNEE], as Assignee


                                          By:
                                             -----------------------------------
                                             Title:

                                          Domestic Lending Office:

                                          Eurodollar Lending Office:



* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _

NATIONSBANK NATIONAL ASSOCIATION


By:____________________________________
Title:


[Approved this ____ day
of ____________, 19__


UNICAPITAL CORPORATION


By:____________________________________]**
Title:










**   Required if the Assignee is an Eligible Assignee solely by reason of clause
(iii) of the definition of "Eligible Assignee".

                                    EXHIBIT C

             Notice of Appointment (or Revocation) of Authorized Representative

             Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (the "Agreement") among UniCapital Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                    Office                    Specimen Signature



--------------------------   -------------------------  ------------------------

--------------------------

--------------------------


--------------------------   -------------------------  ------------------------

--------------------------   -------------------------  ------------------------

--------------------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

             This the ___ day of June, 1998.


                                                 UNICAPITAL CORPORATION


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                   EXHIBIT D-1

                            Form of Borrowing Notice

To:          NationsBank, National Association,
             as Agent
             Independence Center, 15th Floor
             NC1-001-15-04
             Charlotte, North Carolina  28255
             Attention: Agency Services
             Telefacsimile:  (704)386-9923

             Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (the "Agreement") among UniCapital Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan                            Interest                  Aggregate
(check one)                             Period(1)                 Amount(2)                  Date of Loan(3)
-----------                             ---------                 ---------                  ---------------

Base Rate Loan                          ______                    _________                  ____________

Eurodollar Rate Loan                    ______                    _________                  ____________


-----------------------

(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $5,000,000 or if greater an integral multiple of $1,000,000, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan;

Use of Proceeds:
----------------
[ ]  Acquisition Loan

[ ]  Working Capital Loan.

             The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions].


                                      D-1-1

             The undersigned hereby certifies that:

             1. In the event any Loan hereunder is a Working Capital Loan which is to be loaned or advanced to a Subsidiary of the Borrower, the obligee of such loan or advance is ___________________________ and the Subsidiary to which such amounts are to be loaned or advanced is ___________________________, and (a) such loan or advance to such Subsidiary shall be evidenced by a promissory note or other written evidence of Indebtedness satisfactory to the Agent, (b) such promissory note or other written evidence of Indebtedness shall be pledged to the Agent for the benefit of the Lenders pursuant to an Intercompany Note Pledge Agreement, and (c) the obligations owed to the Borrower or any other Subsidiary pursuant to such Indebtedness shall be subordinated to the Obligations pursuant to an Intercompany Note Subordination Agreement.

             2. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

             3. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

             4. The Borrower represents and warrants to the Agent that the amount of Working Capital Outstandings plus Letter of Credit Outstandings, after giving effect to the Loan requested hereunder, does not exceed the Asset Ceiling.

             5. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                             UNICAPITAL CORPORATION


                             BY:
                                ------------------------------------------------
                                            Authorized Representative

                             DATE:
                                  ----------------------------------------------



                                      D-1-2

                                   EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:          NationsBank, National Association,
             Independence Center, 15th Floor
             NC1-001-15-04
             Charlotte, North Carolina  28255
             Attention: Agency Services
             Telefacsimile:  (704)386-9923

             Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (the "Agreement") among UniCapital Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

             The Borrower through its Authorized Representative hereby gives notice to NationsBank that a Swing Line Loan of the amount set forth below be made on the date indicated:

                                  Amount(1)               Date of Loan
                                  ---------               ------------

                                  ---------               ----------, ----
-----------------------

(1) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.

Use of Proceeds:
----------------

[ ]
     -------------------------------------------------------
[ ]
     -------------------------------------------------------

         The Borrower hereby requests that the proceeds of Swing Line Loans described in this Borrowing Notice be made available to the Borrower as follows:
[insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and


                                      D-2-1
correct as of the date hereof except that the reference to the financial statements in Section 7.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 8.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 8.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                             UNICAPITAL CORPORATION


                             BY:
                                 -----------------------------------------------
                                    Authorized Representative

                             DATE:
                                  ----------------------------------------------



                                      D-2-2

                                    EXHIBIT E

                     Form of Interest Rate Selection Notice

To:      NationsBank, National Association
         (Carolinas), as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina  28255
         Attention:  Agency Services
         Telefacsimile:  (704) 386-9923

         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (the "Agreement") among UniCapital Corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan [or Segment] and Interest Period:

Type of Loan                            Interest                  Aggregate
(check one)                             Period(1)                 Amount(2)                  Date of Loan(3)
-----------                             ---------                 ---------                  ---------------
Base Rate Loan                          ______                    _________                  ____________

Eurodollar Rate Loan                    ______                    _________                  ____________

-----------------------

(1)  For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $_________ or if greater an integral multiple of $_______, unless a Base Rate Refunding Loan.
(3)  At least three (3) Business Days later if a Eurodollar Rate Loan.


                             UNICAPITAL CORPORATION


                             BY:
                                 -----------------------------------------------
                                    Authorized Representative

                             DATE:
                                  ----------------------------------------------

                                   EXHIBIT F-1

                             Form of Revolving Note

                                 Promissory Note
                                (Revolving Loan)



$______________

                                                              _________, Florida

                                                                   June 10, 1998


         FOR VALUE RECEIVED, UNICAPITAL CORPORATION, a Delaware corporation having its principal place of business located in Bar Harbor Island, Florida (the "Borrower"), hereby promises to pay to the order of _______________________ ________________________ (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of June 10, 1998 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 (a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.



                                      F-1-1

         This Revolving Note is one of the Revolving Notes in the principal amount of $300,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                     UNICAPITAL CORPORATION

WITNESS:

                                     By:
-----------------------------           ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
-----------------------------              -------------------------------------


                                      F-1-2

                                   EXHIBIT F-2

                             Form of Swing Line Note

                                 Swing Line Note

$15,000,000                                            _________, ______________

                                                                   June 10, 1998


         FOR VALUE RECEIVED, UNICAPITAL CORPORATION (the "Borrower") hereby promises to pay to NATIONSBANK, NATIONAL ASSOCIATION or its assigns (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of June 10, 1998 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended and supplemented and in effect from time to time, the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the lesser of (i) the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or
(ii) if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or may be required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2(a) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note is the Swing Line Note in the aggregate principal amount of US$15,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the


                                      F-2-1

Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                     UNICAPITAL CORPORATION


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



                                      F-2-2

                                    EXHIBIT G

                      Form of Opinion of Borrower's Counsel





                                  June 10, 1998



                                  See attached.

                                    EXHIBIT H

                             Compliance Certificate

NationsBank, National Association,
as Agent
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention: Agency Services
Telefacsimile:  (704) 386-9923

NationsBank, National Association,
as Agent
__________________________________
__________________________________
Attention: _______________________
Telefacsimile:    (___) ___-____

         Reference is hereby made to the Credit Agreement dated as of June 10, 1998 (the "Agreement") among UniCapital Corporation, a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1. Calculations:

   A. Compliance with Section 9.1(a) Consolidated Net Worth:
                                     -----------------------
      1.  Consolidated Net Worth                                     $__________

          REQUIRED:
          (A) CLOSING DATE:                                          $__________

          EACH SUCCEEDING FISCAL QUARTER:
          -------------------------------
          a.  Requirement for preceding fiscal quarter         $__________
          b.  Consolidated Net Income
              for preceding fiscal quarter (including
              certain items otherwise excluded from
              Consolidated Net Income)                         $__________
          c.  If (b.) is positive, multiply line (b.) by 75%;
              if (b.) is negative, enter "0"                   $__________
          d.  Add Lines (a.) and (c.)                          $__________

              e.   Aggregate Net Proceeds of any Equity
                   Offering during preceding fiscal quarter;
                   if negative, enter "0"                      $__________
              f.   Add Lines (d.) and (e.)                     $__________

              (B)  CURRENT FISCAL QUARTER (LINE f.)            $__________

B.   Compliance with Section 9.1(c) Adjusted Consolidated Fixed Charge Ratio:
                                    -----------------------------------------

     1.       Adjusted Consolidated EBITDA
              (sum of a. through f.)                                 $__________
              a.   Consolidated Net Income (adjusted
                   in accordance with subparagraph
                   (i) of the definition of Adjusted
                   Consolidated EBITDA)                        $__________
              b.   Adjusted Consolidated
                   Interest Expense                            $__________
              c.   Taxes on Income                             $__________
              d.   Amortization of intangible assets           $__________
              e.   Depreciation on assets not subject
                   to operating leases                         $__________
              f.   Credit loss chargeable to Consolidated Net
                   Income but not incurred during the period   $__________

     2.       Consolidated Lease Payments
              made during such period                                $__________

     3.       Capital Expenditures made during such period           $__________

     4.       Cash taxes paid during such period                     $__________

     5.       Adjusted Consolidated Fixed
              Charges (sum of a. through d.)                         $__________
              a.   Adjusted Consolidated Interest Expense      $__________
              b.   Required principal payments on
                   Recourse Indebtedness for such period       $__________
              c.   Consolidated Lease Payments
                   made during such period                     $__________
              d.   Cash portion of any earnouts paid
                   during such period                          $__________

     6.       B.1 + B.2                                        $__________
     7.       B.3 + B.4
     8.       B.6 - B.7                                        $__________
     9.       B.5                                              $__________

                  10.      Ratio of B.8 to B.9                       ___ to 1.00

                  REQUIRED:   LINE B.10 MUST NOT BE LESS THAN 2.50 TO 1.00

         C.       Compliance with Section 9.1(b) Consolidated Leverage Ratio:
                                                 ----------------------------

                  1.  Adjusted Consolidated Indebtedness             $__________
                  2.  Adjusted Consolidated EBITDA (as calculated
                      above)                                         $__________
                  3.  Ratio of C.1 to C.2                            ___ to 1.00

                  REQUIRED:  LINE C.3 MUST NOT BE MORE THAN 2.50 TO 1.00

         D.       Compliance with Section 9.1(d) Consolidated
                                                 ------------
                  Indebtedness to Adjusted Consolidated Net Worth
                  -----------------------------------------------

                  1.  Consolidated Indebtedness                      $__________
                  2.  Consolidated Shareholders Equity               $__________
                  3.  D.1 + D.2                                      $__________
                  4.  Ratio of D.1 to D.3                            ___ to 1.00

                  REQUIRED:  LINE D.4 MUST NOT BE GREATER THAN 5.00 TO 1.00

         E.       Compliance with Section 9.1(e) Unencumbered Assets
                                                 -------------------

                  1.  Unencumbered Assets                            $__________

                  REQUIRED:  LINE E.1 MUST BE GREATER THAN $100,000,000

2.       No Default

                           A. Since __________ (the date of the last similar
                  certification), (a) the Borrower has not defaulted in the keeping, observance, performance or fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in Article X of the Agreement has occurred and is continuing.

                           B. If a Default or Event of Default has occurred
                  since __________ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of Default:__________________
                  ______________________________________________________________
                  ___________________________.

                           (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

         The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 8.1 of the Agreement.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of _______,
_____.


                                            UNICAPITAL CORPORATION



                                            By:
                                               ---------------------------------
                                                 Authorized Representative

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                    EXHIBIT I

                           Form of Guaranty Agreement


                                  See attached.

                                    EXHIBIT J

                           Form of Security Agreement


                                  See attached.

                                    EXHIBIT K

                   Form of Intercompany Note Pledge Agreement

                                  See attached.

                                    EXHIBIT L

                Form of Intercompany Note Subordination Agreement

                                  See attached.

                                    EXHIBIT M

                            Form of Pledge Agreement


                                  See attached.

                                    EXHIBIT N

                Form of Intellectual Property Security Agreement


                                  See attached.

                                    EXHIBIT O

                        Form of Asset Ceiling Certificate

         The undersigned Authorized Officer of UniCapital Corporation hereby certifies the following to be true and correct as of ____________ ___, 19__ [the last day of preceding month] to be:

I. Book value of Unencumbered Assets eligible to be considered in the computation of the Asset Ceiling:

                  A.       Equipment held for lease            $_____________

                  B.       Equipment held for sale             $_____________

                  C.       Lease Receivables                   $_____________

                  D.       Note Receivables                    $_____________

                  E.       TOTAL ELIGIBLE UNENCUMBERED ASSETS     $_____________


         II.      Asset Ceiling

                  A.       Total Eligible Unencumbered Assets
                           (from I.A. above)                      $_____________

                  B.       Line II.B. x 90%                       $_____________

                  C.       Asset Ceiling Addition                 $15,000,000.00
                                                                  --------------
         ASSET CEILING AS OF THE DATE
         FIRST SET FORTH ABOVE (SUM OF II.B AND II.C)             $
                                                                   =============

III.     Information Concerning Qualified Special Purpose Subsidiaries:


         A. Attached hereto as Schedule 1 is a complete list of all Qualified Special Purpose Subsidiaries, including with respect to each one, the date of formation, the date of liquidation (if applicable), the amounts and dates of all investments therein and the dates and amounts of all Working Capital Loans used to fund such investments.

EXECUTED THIS ___ DAY OF __________________, ______.


                                            UNICAPITAL CORPORATION



                                            By:
                                               ---------------------------------
                                                 Authorized Representative

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                    EXHIBIT P

                          Form of LC Account Agreement


                                  See attached.

                                  Schedule 4.8
                                  ------------

                        Information Regarding Collateral

                                  Schedule 7.4
                                  ------------

                  Subsidiaries and Investments in Other Persons

                                  Schedule 7.7
                                  ------------

                                      Liens

                                  Schedule 7.8
                                  ------------

                                   Tax Matters

                                 Schedule 7.10
                                 -------------

                                   Litigation

                                  Schedule 7.18
                                  -------------

                              Environmental Matters